EXHIBIT 99.1

CIRCOR International Names Chadi Chahine as Chief Financial Officer

Former CFO of Smith & Nephew’s U.S. Operations Brings 22 Years of
Finance and Global Markets Expertise

Burlington, MA - January 2, 2019 - CIRCOR International, Inc. (NYSE: CIR), a leading provider of flow control solutions and other highly engineered products for the Industrial, Energy and Aerospace & Defense markets, today announced the appointment of Chadi Chahine as Senior Vice President and Chief Financial Officer, effective today. He joins CIRCOR from global medical technology company Smith & Nephew, where he was CFO of its U.S. business.

“Chadi’s experience in managing global financial operations for successful multinational organizations will be invaluable as CIRCOR continues to expand its presence in international markets,” said Scott Buckhout, the Company’s President and Chief Executive Officer. “Chadi brings a strong combination of global operational expertise and financial acumen, skills that are integral to the success of our long-term growth strategy.”

Mr. Chahine joined Smith & Nephew as CFO, International Markets, in 2012. In that role he helped to drive profitable and sustained growth through organic and M&A initiatives that doubled the Emerging Markets business over a five-year period. He was promoted to CFO of Smith & Nephew’s U.S. operations in February 2017. Mr. Chahine began his career in public accounting and spent 13 years at Abbott Laboratories in positions of increasing responsibility within finance and general management.

Fluent in English, French and Arabic, Mr. Chahine has lived and worked in nine countries across four continents. He received a Bachelor of Science in math and economics from the University of Montreal in Quebec, Canada. He also earned a Bachelor of Commerce in accounting from the University of Quebec, Canada. He is a Certified Public Accountant.

In August 2018, CIRCOR announced the planned departure of CFO Rajeev Bhalla, who agreed to remain in the role until a successor was named. “I would like to thank Rajeev for his contributions to CIRCOR during the past five years, and for agreeing to remain with the Company during our search for a new CFO,” Mr. Buckhout said.

About CIRCOR International, Inc.
CIRCOR International, Inc. designs, manufactures and markets differentiated technology products and sub-systems for markets including oil & gas, industrial, aerospace & defense and commercial marine. CIRCOR has a diversified flow and motion control product portfolio with recognized, market-leading brands that fulfill its customers’ mission critical needs. The Company’s strategy is to grow organically and through complementary acquisitions; simplify CIRCOR’s operations; achieve world class operational excellence; and attract and retain top talent. For more information, visit the Company's investor relations website at http://investors.circor.com.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Reliance should not be placed on forward-looking statements because they involve unknown risks, uncertainties and other factors, which are, in some cases, beyond the control of CIRCOR. Any statements in this press release that are not statements of historical fact are forward-looking statements, including, but not limited to, those relating to CIRCOR's future performance, including the success of our long-term growth strategy. Actual events, performance or results could differ materially from the anticipated events, performance or results expressed or implied by such forward-looking statements. Important factors that could cause actual results to vary from expectations include, but are not limited to: our ability to respond to competitive developments and to grow our business, both domestically and internationally; changes in the cost, quality or supply of raw materials; our ability to comply with our debt obligations; our ability to successfully implement our acquisition, divesture or restructuring strategies, including our integration of the Fluid Handling business; changes in industry standards or government regulations, both in the United States and internationally; and our ability to operate our manufacturing facilities at current or higher levels and respond to increases in manufacturing costs. BEFORE MAKING ANY INVESTMENT DECISIONS REGARDING OUR COMPANY, WE STRONGLY ADVISE YOU TO READ THE SECTION ENTITLED "RISK FACTORS" IN OUR MOST RECENT ANNUAL REPORT ON FORM 10-K AND SUBSEQUENT QUARTERLY REPORTS ON FORMS 10-Q, WHICH CAN BE ACCESSED UNDER THE "INVESTORS" LINK OF OUR WEBSITE AT WWW.CIRCOR.COM. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Contact:
Sharon Merrill Associates, Inc.
Scott Solomon, Senior Vice President
(617) 542-5300
CIR@investorrelations.com